Exhibit (d)(9)


                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

      AMENDMENT made as of August 2, 2018 to the Distribution Services Agreement (the "Agreement") made as of May 21, 1993, as amended September 30, 1996 and September 13, 2006, between AB MUNICIPAL INCOME FUND II (formerly, AllianceBernstein Municipal Income Fund II and Alliance Municipal Income Fund
II), a Massachusetts business trust (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

      WHEREAS, the Fund and the Underwriter are parties to the Agreement;

      WHEREAS, the Fund may offer for sale to the public, from time to time, Class Z Common Stock in addition to offering existing Class A Common Stock, Class B Common Stock, Class C Common Stock, and Advisor Class Common Stock;

      WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the Class Z Common Stock of the Fund;

      NOW, THEREFORE, the parties agree to amend the Agreement as follows:

      1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

      SECTION 1. Appointment of the Underwriter. "The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell the public shares of its Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares"), Class C Common Stock (the "Class C shares"), Advisor Class Common Stock (the "Advisor Class shares"), Class Z Common Stock (the "Class Z shares") and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree shall become subject to the Agreement ("New shares"), (the Class A shares, Class B shares, Class C shares, Advisor Class shares, Class Z shares and New shares shall be collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein."

      2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the
Agreement.

                                         AB MUNICIPAL INCOME FUND II


                                         By: /s/ Nancy E. Hay
                                             -------------------------
                                             Name:  Nancy E. Hay
                                             Title: Assistant Secretary



                                         ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                         By: /s/ Stephen J. Laffey
                                             -------------------------
                                             Name:  Stephen J. Laffey
                                             Title: Assistant Secretary



Accepted as of the date written above:

ALLIANCEBERNSTEIN L.P.


By: /s/ Emilie D. Wrapp
    ---------------------------
    Name: Emilie D. Wrapp
    Title:  Assistant Secretary